UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2020

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12935	20-0467835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive
Plano,	Texas	75024	(972)	673-2000
(Address of principal executive offices)		(Zip code)	(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	DNR*	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

* On July 31, 2020, the New York Stock Exchange (“NYSE”) notified Denbury Resources Inc. (“Denbury”) that the NYSE would apply to the Securities and Exchange Commission (the “SEC”) to delist the common stock of Denbury. The delisting will be effective 10 days after a Form 25 is filed with the SEC by the NYSE. The deregistration of Denbury’s common stock under Section 12(b) of the Exchange Act will be effective 90 days, or such shorter period as the SEC may determine, after filing of the Form 25. Upon deregistration of Denbury’s common stock under Section 12(b) of the Exchange Act, its common stock will remain registered under Section 12(g) of the Exchange Act.

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

As previously announced, on July 30, 2020 (the “Petition Date”), Denbury Resources Inc. (the “Company” or “Denbury”) and its wholly-owned subsidiaries (together with the Company, the “Debtors”) filed petitions for voluntary relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases are being jointly administered under the caption In re Denbury Resources Inc., et al (the “Chapter 11 Cases”).

On August 4, 2020, in connection with the Chapter 11 Cases, having been granted the approval of the Bankruptcy Court, the Debtors entered into a Senior Secured Superpriority Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”), by and among the Company, as Borrower, the Company’s subsidiaries party thereto, as guarantors, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and the letter of credit issuer, in an aggregate amount not to exceed $615 million that will be used to finance the ongoing general corporate needs of the Debtors during the course of the Chapter 11 Cases. In connection with the closing of the DIP Credit Agreement, $185 million of pre-petition loans outstanding under the Company’s pre-petition credit facility were deemed “rolled up” into the DIP Credit Agreement, and with excess cash on hand the Debtors have initiated a repayment of all but $35 million of amounts borrowed under the DIP Credit Agreement. The maturity date of the DIP Credit Agreement is July 30, 2021.

The DIP Credit Agreement contains events of default customary to debtor-in-possession financings, the occurrence of which could result in the acceleration of the Debtors’ obligation to repay the outstanding indebtedness under the DIP Credit Agreement. The Debtors’ obligations under the DIP Credit Agreement will be secured by a security interest in, and lien on, substantially all property (whether tangible, intangible, real, personal or mixed) of the Debtors and will be guaranteed by all of the Company’s subsidiaries.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the DIP Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Section 2 – Financial Information

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Section 3 – Securities and Trading Markets

Item 3.03 – Material Modification to Rights of Security Holders

On July 31, 2020, in connection with the Chapter 11 Cases, the Bankruptcy Court entered orders granting the Debtors relief on several motions filed by the Debtors, including the Final Order (I) Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock, and (II) Granting Related Relief [Docket No. 62] (the “Order”). The Order is designed to assist the Debtors in preserving certain of their tax attributes, including its net operating losses, by establishing the procedures (including notice requirements) that certain stockholders and potential stockholders must comp ly with regarding transfers of the Company’s common stock (the “Procedures”). The Procedures restrict certain transactions involving, and require notices of the holdings of and proposed transactions by, any person or entity that is or, as a result of such a transaction, would become a Substantial Shareholder (as defined below) of the Company’s common stock. For purposes of the Procedures, a “Substantial Shareholder” is any entity or individual person that has beneficial ownership (as determined in accordance with applicable rules under Section 382 of the Internal Revenue Code of 1986, as amended), after taking into account certain options or other similar rights to acquire beneficial ownership of common stock, of at least 4.5% of all issued and outstanding shares of the Company’s common stock as of the Petition Date.

The terms and conditions of the Procedures were immediately effective and enforceable upon entry of the Order by the Bankruptcy Court. Any actions in violation of the Procedures (including the notice requirements) are null and void ab initio and may be punished by contempt or other sanctions imposed by the Bankruptcy Court.

The foregoing description of the Order does not purport to be complete and is qualified in its entirety by reference to the full text of the Order, which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description
4.1*	Final Order (I) Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock, and (II) Granting Related Relief [Docket No. 62].
10.1*†
Senior Secured Super Priority Debtor-in-Possession Credit Agreement, dated as of August 4, 2020, by and among Denbury Resources Inc., the subsidiary guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A.

104	The cover page has been formatted in Inline XBRL.

*	Included herewith.

†	Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: August 6, 2020	By:	/s/ James S. Matthews
James S. Matthews
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

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